                              [Form of Security)
                       [Floating Rate (Resetting Weekly,
                Monthly, Quarterly, Semi-Annually or Annually)
                               Medium-Term Note]

REGISTERED                                     REGISTERED
No. FLR-                                            PRINCIPAL AMOUNT:
CUSIP


                               MONSANTO COMPANY

                          MEDIUM-TERM NOTE, SERIES D


            [Insert if the Security is to be a Global Security, -- This
             -------------------------------------------------
Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Security is exchangeable for Securities registered in the name of a Person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository.

            Unless this Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange or payment, and any Security issued upon registration of transfer of, or in exchange for, or in lieu of, this Security is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

            [If this Security was issued with "original issue discount" for purposes of Section 1273 of the Internal Revenue Code of 1986, as amended, the following shall be completed: For purposes of Sections 1272, 1273 and 1275 of the United States Internal Revenue Code of 1986, as amended, the issue price of this Security is ----% of its principal amount, the amount of original issue discount on this Security is $----- per $1,000 of stated face amount, the issue date is ----------, ---- and the yield to maturity is

----%. The amount of the original issue discount allocable to the short accrual period, if any, is $---- per $1,000 of stated face amount, determined on the basis of the exact method.]

SPECIFIED CURRENCY --                     EXCHANGE RATE
   PRINCIPAL:                             AGENT:



SPECIFIED CURRENCY --
   INTEREST:


EXCHANGE RATE as of -------- --,
19-- [insert Business Day prior to day
offer was accepted]:  U.S.$1.00= -----



ORIGINAL            INITIAL               STATED
ISSUE DATE:         INTEREST              MATURITY:
                    RATE:        %



INDEX MATURITY:                           INTEREST RATE
                                          BASIS:


                                          --- Commercial Paper
                                                Rate
                                          --- Prime
                                          --- LIBOR
                                          --- Treasury Rate
                                          --- CD Rate
                                          --- Federal Funds

Rate

SPREAD (plus                              SPREAD
   or minus):                             MULTIPLIER:

MINIMUM                                   MAXIMUM
INTEREST RATE:                            INTEREST RATE:

INTEREST PAYMENT
DATES:
      Third Wednesday of:    -- March
                                  -- June
                                  -- September
                                  -- December
                                  -------------
                                  -------------
                                  --- each month

INTEREST                                  INTEREST
RESET                                     RESET
DATES:                                    PERIOD:
(applicable only if
Interest Reset
Period is
semi-annual
or annual)

     Third Wednesday of:

CALCULATION AGENT:                        REDEMPTION
                                          COMMENCEMENT
                                          DATE:

REDEMPTION                                REDEMPTION
PERIODS:                                  PRICES:

ORIGINAL ISSUE DISCOUNT SECURITY:         REPAYMENT
   -- Yes    -- No                        DATE:


OTHER TERMS:


            MONSANTO COMPANY, a Delaware corporation (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to
                                          , or registered assigns, the
principal sum of                    DOLLARS on the Stated Maturity Date
specified above and to pay interest thereon from the Original Issue Date specified above or from the most recent Interest Payment Date (or, if the Interest Reset Period specified above is weekly, from the day following the most recent Regular Record Date (as defined herein)) to which interest has been paid or duly provided for, on the Interest Payment Dates in each year specified above and at Maturity, commencing on the first such Interest Payment Date next succeeding the Original Issue Date (or, if the Original Issue Date is after a Regular Record Date and before the Interest Payment Date immediately following such Regular Record Date, on the second such Interest Payment Date next succeeding the Original Issue Date), at a rate per annum equal to the Initial Interest Rate specified above until the first Interest Reset Date following the Original Issue Date and on and after such Interest Reset Date at the rate determined in accordance with the provisions set forth herein, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th day (whether or not a Business Day) before such Interest Payment Date; provided, however, that interest payable at Maturity will be payable to the
--------  -------
Person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to the Registered Holders of Securities of this Series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

            If an Interest Payment Date would otherwise fall on a date that is not a Market Day (as defined herein), such Interest Payment Date shall be postponed to the next day that is a Market Day (or, if the interest rate basis specified above is LIBOR, if such day falls in the next calendar month, the immediately preceding Market Day). Any payment on the Stated Maturity Date of the Security due on any day which is not a Business Day (as defined herein) in The City of New York (and, if the Specified Currency specified herein is other than U.S. dollars, in the country issuing such Specified Currency (or, for ECUs, Brussels)) need not be made on such day, but may be made on the next succeeding such Business Day with the same force and effect as if made on such due date, and no interest shall accrue for the period from and after such date.

            Payment of principal of (and premium, if any) and interest on this Security will be made in the Specified Currency specified above; provided, however, that, if this Security is denominated in other than U.S.
--------  -------
dollars, payments of principal (and premium, if any) and interest on this Security will nevertheless be made in U.S. dollars: (a) at the option of the Holder of this Security under the procedures described in the two next succeeding paragraphs and (b) at the option of the Company in the case of imposition of exchange controls or other circumstances beyond the control of the Company as described in the fifth succeeding paragraph. The Company will at all times appoint and maintain a Paying Agent (which may be the Trustee) authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities of this series on behalf of the company and having an office or agency (the "Paying Agency Office") in The City of New York (the "Place of Payment") where Securities of this series may be presented or surrendered for payment and where notices, designations or requests in respect of payments with respect to Securities of this series may be served. The Company has initially appointed The Chase Manhattan Bank as such Paying Agent and will give prompt written notice to the Trustee of any change in such appointment.

            Except as provided in the next paragraph, payments of interest and principal (and premium, if any) for any Security of this series denominated in a Specified Currency other than U.S. dollars will be made in U.S. dollars if the registered Holder of such Security on the relevant Regular Record Date or at the Maturity of such Security, as the case may be, has transmitted a written request for such payment in U.S. dollars to the Paying Agent at the Paying Agency Office in the Place of Payment on or before such Regular Record Date or the date 15 days before such Maturity, as the case may be. Such request must be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. Any such request made for any Security by a registered Holder will remain in effect for any further payments of interest and principal (and premium, if any) on such Security payable to such Holder, unless such request is revoked on or before the relevant Regular Record Date or the date 15 days before the Maturity of such Security, as the case may be.

            The U.S. dollar amount to be received by a Holder of a Security denominated in a Specified Currency other than U.S. dollars who elects to receive payment in U.S. dollars will be determined by the Exchange Rate Agent based upon the highest bid quotation in The City of New York for U.S. dollars received by such Exchange Rate Agent as of 11:00 a.m., New York City time, on the second Business Day next preceding the applicable payment date from three recognized foreign exchange dealers selected by the Exchange Rate Agent (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of such Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of such Specified Currency payable to all Holders of Securities of this series denominated in such Specified Currency electing to receive U.S. dollar payments on such payment date and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available on the second Business Day preceding the payment of principal (and premium, if any) or interest for any such Security, such payment will be made in the Specified Currency. All currency exchange costs associated with any payment in U.S. dollars on any such Security will be borne by the Holder thereof by deductions from such payment. If this Security is denominated in a Specified Currency other than U.S. dollars, (i) the Company will at all times appoint and maintain a banking institution that is not an Affiliate of the Company as Exchange Rate Agent hereunder; and (ii) the Company has initially appointed The Chase Manhattan Bank as such Exchange Rate Agent and will give prompt written notice to the Trustee of any change in such appointment.

            Payment of the principal of (and premium, if any) and any interest on any Security of this series due at the Maturity of such Security to be made in U.S. dollars will be made in immediately available funds upon surrender of such Security to the Paying Agent at the Paying Agency Office at the Place of Payment; provided that such Security is presented to the Paying
                      --------
Agent in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Payments of interest on any Security of this series to be made in U.S. dollars (other than at the Maturity of such Security) will be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register or by wire transfer, in the case of a holder of U.S.$10,000,000 or more in aggregate principal amount of Securities of like tenor and term, to such account as may have been appropriately designated by such Person in writing and received by the Paying Agent prior to the applicable Regular Record Date.

            Payments of interest and principal (and premium, if any) with respect to any Security of this series to be made in a Specified Currency other than U.S. dollars will be made by wire transfer to such account with a bank located in the country issuing the Specified Currency (or, if such Security is denominated in ECUs, Brussels) or other jurisdiction acceptable to the Company and the Paying Agent as shall have been designated at least 5 days prior to the applicable

Interest Payment Date or the Maturity of such Security, as the case may be, by the registered Holder of such Security on the relevant Regular Record Date or at such Maturity, provided that, in the case of payment of principal of
                     --------
(and premium, if any) and any interest due at such Maturity, such Security is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Such desig-nation shall be made by filing the appropriate information with the Paying Agent at the Paying Agency Office in the Place of Payment, and, unless revoked, any such designation made with respect to any Security of this series by a registered Holder will remain in effect with respect to any further payments with respect to such Security payable to such Holder. If a payment in a Specified Currency other than U.S. dollars with respect to any Security of this series cannot be made by wire transfer because the required designation has not been received by the Paying Agent on or before the requisite date or for any other reason, the Company will cause a notice to be mailed to the Holder of such Security at its registered address requesting a designation pursuant to which such wire transfer can be made and, upon the Paying Agent's receipt of such a designation, such payment will be made within 5 days of such receipt. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to any Security of this series, but any tax, assessment or governmental charge imposed upon payments will be borne by the Holder of such Security.

            If the principal of (and premium, if any) or interest on any Security of this series is payable in other than U.S. dollars and such Specified Currency is not available, due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder of such Security by making payments in U.S. dollars at a rate determined by the Exchange Rate Agent on the basis of the most recently available Exchange Rate (as defined herein).

            This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of August 1, 1990, (herein called the "Indenture"), between the Company and The Chase Manhattan Bank (National Association) as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the Securities of the series designated herein. The Securities of this series may be issued upon original issuance under the Indenture from time to time at an aggregate initial public offering price not to exceed $100,000,000 or its equivalent in another currency or composite currency.

            Unless a Redemption Commencement Date is specified herein, this Security shall not be redeemable at the option of the Company before the Stated Maturity specified herein. If a Redemption Commencement Date is so specified, this Security is subject to redemption, upon not less than 30 days' nor more than 90 days' notice by first class mail at any time on or after the Redemption Commencement Date, as a whole or in part, at the election of the Company, at the Redemption Price specified herein (expressed as a percentage of the principal amount of this Security) applicable to the Redemption Period so specified during which this Security is to be redeemed, together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to herein all as provided in the Indenture.

            In addition to the redemption provisions described in the preceding paragraph, if one or more Repayment Dates is specified herein, this Security will be repayable by the Company, as a whole or in part (provided that, if repaid in part, the remaining principal amount of the Security shall be an authorized denomination), at the election of the Holder. Such repayment shall be made on a Repayment Date, at a Repayment Price equal to 100% of the principal amount of the Security or portion thereof being repaid together with accrued interest to the Repayment Date. Notwithstanding the foregoing, any interest installment whose Stated Maturity is on or prior to the Repayment Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to herein.

            In order to elect repayment of this Security, the Holder hereof must surrender this Security to the Paying Agent at the Paying Agency office not less than 30 days nor more than 45 days prior to the Repayment Date, with the form set forth herein entitled "Option to Elect Repayment" duly completed. Election of repayment shall (unless otherwise provided by law) be irrevocable.

            In the event of redemption or repayment of this Security in part only, a new Security or Securities of this series and of like tenor and for a principal amount equal to the unredeemed or unrepaid portion will be delivered to the registered Holder upon the cancellation hereof.

            The rate of interest on this Security will be reset and become effective weekly, monthly, quarterly, semiannually or annually (each an "Interest Reset Date"), depending on the Interest Reset Period specified herein; provided, however, that (i) the interest rate in effect from the
        --------  -------
Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate, and (ii) the interest rate in effect for the ten days immediately before Stated Maturity of this Security will be that in effect hereon on the tenth day preceding such Stated Maturity. Except as provided in the next sentence, the Interest Reset Date will be, if this Security resets weekly (unless the Interest Rate Basis for this Security is the Treasury Rate), the Wednesday of each week; if this Security resets weekly and the Interest Reset Basis for this Security is the Treasury Rate, the Tuesday of each week (except as provided in the sixth succeeding paragraph); if this Security resets monthly, the third Wednesday of each month; if this security resets quarterly, the third Wednesday of each March, June, September and December; if this Security resets semiannually, the third Wednesday of two months of each year, as specified herein; and if this Security resets annually, the third Wednesday of one month of each year, as specified herein. If any Interest Reset Date would otherwise be a day that is not a Market Day for this Security, the Interest Reset Date shall be postponed to the next day that is a Market Day for this Security, except that if the Interest Rate Basis specified herein is LIBOR and such next succeeding such Market Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Market Day for this Security.

            "Market Day" means, for any Security other than a Security the rate of interest on which shall be determined in accordance with the provisions under the heading "LIBOR" below, any Business Day in The City of New York, and, for any Security the rate of interest on which shall be determined in accordance with the provisions under the heading "LIBOR" below, any such Business Day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. "Business Day", as used herein with respect to any particular location, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in such location are generally authorized or obligated by law to close.

            The rate of interest on this Security in effect on any day on or after the first Interest Reset Date shall equal either (i) if such day is an Interest Reset Date, the interest rate for such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate for the immediately preceding Interest Reset Date; provided, however, that the
                                           --------  -------
interest rate in effect for the ten days immediately before the Stated Maturity of this Security will be that in effect hereon on the tenth day preceding such Stated Maturity.

            Except as otherwise specified in this paragraph, the rate of interest on this Security for each Interest Reset Date shall be the rate determined in accordance with the provisions below under the heading below corresponding to the Interest Rate Basis specified herein:

            Commercial Paper Rate.  If the Interest Rate Basis of this
            ---------------------
      Security is the Commercial Paper Rate, the interest rate hereon for any Interest Reset Date shall equal (a) the Money Market Yield (calculated as described below) of the per annum rate (quoted on a bank discount basis) on the relevant Commercial Paper Interest Determination Date for commercial paper having the Index Maturity specified herein, (i) as such rate is published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the caption "Commercial Paper - Nonfinancial" or if unavailable, such other headings representing commercial paper issued by non-financial entities whose bond rating is "AA" or the equivalent from a nationally recognized statistical rating agency, or (ii) if such rate is not published before 9:00 A.M., New York City time, on the relevant Calculation Date, then as such rate is published by the Federal Reserve

      Bank of New York in its daily statistical release, "Composite 3:30
      P.M. Quotations for U.S. Government Securities" or any successor publication published by the Federal Reserve Bank of New York
      ("Composite Quotations") under the heading "Commercial Paper" or
      (b) if by 3:00 P.M. New York City time, on such Calculation Date, such rate is not yet published in either H.15(519) or Composite Quotations, the Money Market Yield of the arithmetic mean of the offered per annum rates (quoted on a bank discount basis) as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the Index Maturity specified herein placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency, in any of the above cases (a) or (b) as adjusted (x) by the addition or subtraction of the Spread, if any, specified herein, and then (y) by the multiplication by the Spread Multiplier, if any, specified herein; provided, however,
                                                          --------  -------
      that, if fewer than three dealers selected as provided above by the Calculation Agent are quoting as mentioned in this sentence, the interest rate hereon for such Interest Reset Date will be the interest rate hereon in effect on such Commercial Paper Interest Determination Date. "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

                  Money Market Yield = 100 x    360 x D   ,
                                            --------------
                                             360 - (D x M)

      where "D" refers to the per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which the interest is being calculated.

                  Prime Rate.  If the Interest Rate Basis of this Security is
                  ----------
      the Prime Rate, the interest rate hereon for any Interest Reset Date shall equal (a)(i) the rate for the relevant Prime Rate Interest Determination Date set forth in H.15(519) under the heading "Bank
      Prime Loan", or (ii) if such rate is not published before 9:00 A.M., New York City time, on the relevant Calculation Date, then the arithmetic mean of the rates of interest publicly announced by each bank that appears on the display designated as page "USPRIME1" on the Reuter Monitor Money
      Rates Service (or such other page as may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks) ("Reuters Screen USPRIME1 Page") as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date as quoted on the Reuters Screen USPRIME1 Page on such Prime Rate Interest
      Determination Date or (b) if fewer than four such rates appear on the Reuters Screen USPRIME1 Page on such Prime Rate Interest
      Determination Date, the arithmetic mean of the prime rates or base lending rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on such Prime Rate Interest Determination Date by three major banks in
      The City of New York selected by the Calculation Agent, in any of the above cases (a) or (b) as adjusted (x) by the addition or subtraction of the Spread, if any, specified herein, and then (y) by the multiplication by the Spread Multiplier, if any, specified herein; provided, however, that, if fewer than three banks selected as
      --------  -------
      provided above by the Calculation Agent are quoting as mentioned in this sentence, the interest rate hereon for such Interest Reset Date will be the interest rate hereon in effect on such Prime Rate
      Interest Determination Date.

            LIBOR.  If the Interest Rate Basis of this Security is LIBOR, the
            -----
      interest rate hereon for any Interest Reset Date shall be determined in accordance with the following provisions:

            (a) on the relevant LIBOR Interest Determination Date, the interest rate will be determined on the basis of the offered rate for deposits of not less than U.S. $1,000,000 having the Index Maturity specified herein, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, which appears on the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service for the purpose of displaying London interbank offered rates of major banks) (or, if such display is not available at any such time, a comparable display, as determined in the sole discretion of, and selected by, the Calculation Agent, of London interbank offered rates of major banks as may be available from a similar service) ("Telerate Page 3750") as of 11:00 A.M., London time, on such LIBOR Interest

      Determination Date. If no rate appears, the interest rate hereon for such LIBOR Interest Reset Date will be determined as described in (b) below.

            (b) For a LIBOR Interest Determination Date on which no offered rate for the Index Maturity specified herein appears on Telerate Page 3750 as described in (a) above, the interest rate hereon will be determined on the basis of the rates at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date at which deposits in U.S. dollars having the Index Maturity specified herein are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the
      Calculation Agent commencing on the second Market Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than U.S.$1,000,000 that in the Calculation Agent's judgment is representative for a single transaction in such market at such time (a "Representative Amount"). The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate.  If at least two such quotations are provided, the interest rate hereon with respect to such Interest Reset Date will be the arithmetic mean of such quotations, as adjusted (x) by the addition or subtraction of the Spread, if any, specified herein, and then (y) by the multiplication by the Spread Multiplier, if any, specified herein.
      If fewer than two quotations are provided, the interest rate hereon for such Interest Reset Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on such LIBOR Interest Determination Date by three major banks in The City of New York, selected by the Calculation Agent, for loans in U.S. dollars to leading European banks having the Index Maturity specified herein commencing on the Interest Reset Date and in a Representative Amount, as adjusted (x) by the addition or subtraction of the Spread, if any, specified herein, and then (y) by the multiplication by the Spread Multiplier, if any, specified herein; provided, however, that, if
                                            --------  -------
      fewer than three banks selected as provided above by the Calculation Agent are quoting as mentioned in this sentence, the interest rate hereon for such Interest Reset Date will be the interest rate hereon in effect on such LIBOR Interest Determination Date.

            Treasury Rate.  If the Interest Rate Basis of this Security is
            -------------
      the Treasury Rate, the interest rate hereon for any Interest Reset Date shall equal (a) the rate for the auction on the relevant Treasury Interest Determination Date of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified herein, (i) as such rate is published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Auction Average (Investment)" or (ii) if such rate is not so published by 9:00 A.M., New York City time, on the relevant Calculation Date, then the auction average rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise announced by the United States Department of the Treasury or (b) if the results of such auction of Treasury bills having the Index Maturity specified herein are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held during such week, then the rate set forth in H-15(519) for the relevant Treasury Interest Determination Date for the Index Maturity specified herein under the heading "U.S. Government Securities/Treasury Bills/Secondary Market" or (c) if such rate is not so published by 3:00 p.m., New York City time, on the relevant Calculation Date, then the yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three primary United States government securities dealers in The City of New York selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified herein, in any of the above cases (a), (b) or (c) as adjusted (x) by the addition or subtraction of the spread, if any, specified herein, and then (y) by the multiplication by the Spread Multiplier, if any, specified herein; provided, however, that, if fewer than three dealers selected
              --------  -------
      as provided above by the Calculation Agent are quoting as mentioned in this sentence, the interest rate hereon for such Interest Reset Date will be the interest rate hereon in effect on such Treasury Interest Determination Date.

            CD Rate.  If the Interest Rate Basis of this Security is the CD
            -------
      Rate, the interest rate hereon for any Interest Reset Date shall equal (a) the rate for the relevant CD Rate Interest Determination Date for negotiable certificates of deposit having the Index Maturity specified herein (i) as published in H.15(519) under the heading "CDs (Secondary Market)" or (ii) if such rate is not published before 9:00 A.M., New York City time, on the relevant Calculation Date, then the rate on such CD Rate Interest Determination Date for negotiable certificates of deposit having the Index Maturity specified herein as published in Composite Quotations under the heading "Certificates of Deposit" or (b) if by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, the arithmetic mean of the secondary market offered rates, as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks with a remaining maturity closest to the Index Maturity specified herein in a denomination of U.S.$5,000,000, in any of the above cases (a) or (b) as adjusted (x) by the addition or subtraction of the Spread, if any, specified herein, and then (y) by the multiplication by the Spread Multiplier, if any, specified herein; provided, however, that, if
                                            --------  -------
      fewer than three dealers selected as provided above by the Calculation Agent are quoting as mentioned in this sentence, the interest rate hereon for such Interest Reset Date will be the interest rate hereon in effect on such CD Rate Interest Determination Date.

            Federal Funds Rate.  If the Interest Rate Basis of this Security
            ------------------
      is the Federal Funds Rate, the interest rate hereon for any Interest Reset Date shall equal (a) the rate on the relevant Federal Funds Interest Determination Date for Federal Funds (i) as published in H.15(519) under the heading "Federal Funds (Effective)" or (ii) if such rate is not published before 9:00 a.m., New York City time, on the relevant Calculation Date, then the rate on such Federal Funds Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate" or (b) if by 3:00 p.m., New York City time, on such Calculation Date such rate is not published in either H.15(519) or

      Composite Quotations, the arithmetic mean of the rates, as of 9:00 a.m., New York City time, on such Federal Funds Interest Determination Date, for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent, in any of the above cases (a) or (b) as adjusted (x) by the addition or subtraction of the Spread, if any, specified herein, and then (y) by the multiplication by the Spread Multiplier, if any, specified herein; provided, however, that, if fewer than three brokers selected
              --------  -------
      as provided above by the Calculation Agent are quoting as mentioned in this sentence, the interest rate hereon for such Interest Reset Date will be the interest rate hereon in effect on such Federal Funds Interest Determination Date.

Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate if any, specified herein. In addition, the interest rate hereon will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

            The Company will at all times appoint and maintain a banking institution that is not an Affiliate of the Company as Calculation Agent hereunder. The Company has initially appointed The Chase Manhattan Bank as such Calculation Agent and will give prompt written notice to the Trustee of any change in such appointment. The Company will cause the Calculation Agent to calculate the interest rate on this Security for any Interest Reset Date in accordance with the foregoing on or before the Calculation Date pertaining to the related Interest Determination Date. Except as otherwise provided herein, all percentages resulting from any calculations will be rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point (e.g., 9.876541% (or .09876541) being rounded to 9.87655%
                  - -
(or .0987655)), and all U.S. dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards). The Calculation Agent's determination of any interest rate will be final and binding in the absence of manifest error.

            Upon the request of the Holder of this Security, the Company will cause the Calculation Agent to provide to such Holder the interest rate hereon then in effect and, if determined, the interest rate hereon which will become effective on the next Interest Reset Date.

            The Interest Determination Date pertaining to an Interest Reset
Date if the rate of interest hereon shall be determined in accordance with the provisions under the headings above entitled "Commercial Paper Rate" (the "Commercial Paper Interest Determination Date"), "Prime Rate" (the "Prime
Rate Interest Determination Date"), "CD Rate" (the "CD Rate Interest Determination Date") and "Federal Funds Rate" (the "Federal Funds Rate Interest Determination Date") will be the second Market Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note (the "LIBOR Interest Determination Date") will be the second London Business Day preceding such Interest Reset Date. The
Interest Determination Date pertaining to an Interest Reset Date if the rate of interest hereon shall be determined in accordance with the provisions under the heading above entitled "Treasury Rate" (the "Treasury Interest Determination Date") will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding
Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week.
If an auction date shall fall on any Interest Reset Date for a Treasury Rate Security, then such Interest Reset Date shall instead be the first Market Day immediately following such auction date.

            The Calculation Date pertaining to any LIBOR Interest
Determination Date for any Security shall be such LIBOR Interest
Determination Date, and the Calculation Date pertaining to any other Interest Determination Date for any Security shall be the tenth day after such Interest Determination Date or, if any such day is not a Market Day for such Security, the next succeeding such Market Day.

            Payments of interest hereon with respect to any Interest Payment Date will include interest accrued to but excluding such Interest Payment Date; provided, however, that, if the Interest Reset Period with respect to
      --------  -------
this Security is weekly, the interest payable on any Interest Payment Date, other than interest payable on the date on which principal is payable, will include interest accrued to but excluding the day following the related Regular Record Date.

            Accrued interest hereon from the Original Issue Date or from the last date to which interest has been paid is calculated by multiplying the principal amount of this Security by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day from the Original Issue Date, or from the last date to which interest has been paid, to but excluding the date for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day is computed by dividing the interest rate (expressed as a decimal) applicable to such day by 360 or, if the Interest Rate Basis for this Security is the Treasury Rate, by the actual number of days in the year.

            If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series (or, in the case of any Securities of this series that are Original Issue Discount Securities, an amount of the principal thereof determined in accordance with the provisions of such Securities) may be declared due and payable in the manner and with the effect provided in the Indenture.

            If this Security is an Original Issue Discount Security and if an Event of Default with respect to the Securities of this Series shall have occurred and be continuing, the Default Amount of principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture. Such Default Amount shall be equal to the adjusted issue price as at the first day of the accrual period as determined under Treasury Regulation Section 1.1275-1(b) (or successor regulation) under the United States Internal Revenue Code of 1986, as amended, in which the date of acceleration occurs increased by the daily portion of the original issue discount for each day in such accrual period ending on the date of acceleration, as determined under Treasury Regulation Section 1.1272-1(b)
(or successor regulation) under the United States Internal Revenue Code of 1986, as amended. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal (to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on this Security shall terminate.

            The Indenture contains provisions for defeasance at any time of
(i) the entire indebtedness of this Security or (ii) certain restrictive covenants with respect to this Security, in each case upon compliance with certain conditions set forth therein.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least 66 2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. The principal amount of an Original Issue Discount Security or a Security denominated in a Specified Currency other than

U.S. dollars that shall be deemed to be Outstanding for purposes of the foregoing shall be determined as provided in the Indenture. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security of Securities issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

            No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and any interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

            As provided in the Indenture and subject to certain limitations (including, in the case of any Global Security, certain additional limitations) therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of such Securities for registration of transfer at the office or agency of the Company in the Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            The Securities of this series are issuable only in fully-registered form without coupons in denominations of (i) if denominated in U.S. dollars, $1,000 and any integral multiple thereof or (ii) if denominated in a Specified Currency other than U.S. dollars, the amount of such specified currency equivalent, at the noon buying rate in The City of New York for cable transfers for such Specified Currency (the "Exchange Rate") on the date specified above, to U.S.$1,000 (rounded down to an integral multiple of 1,000 units of the Specified Currency) and any integral multiple thereof of such Specified Currency. Only Securities denominated and payable in U.S. dollars may be issued, in whole or in part, in the form of one or more Global Securities bearing the legend specified in the Indenture regarding restrictions on registration of transfer and exchange and issued to The Depository Trust Company as depositary for Global Securities of this series (the "Depository") or its nominee and registered in the name of the Depository or such nominee. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

            No service charge shall be made for any such registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

            No recourse shall be had for the payment of the principal of (or premium, if any) or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

            This Security shall be governed by and construed in Accordance with the laws of the State of New York.

            All terms used in this security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

            Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                                    MONSANTO COMPANY


                                          By
                                            ----------------------------
[SEAL]                                           Authorized officer

Attest:

-------------------------
   Assistant Secretary

                         CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                          THE CHASE MANHATTAN BANK
                                             As Trustee



                                          By
                                            ----------------------------
                                                 Authorized Officer

                                  ASSIGNMENT
                                  ----------


            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfers) unto
                ---------------------

-------------------------------------------------------------------------------

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

 -------------------------
/                        /
 ------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                  (Please Print or Typewrite Name and Address
                    Including Postal Zip Code of Assignee)

-------------------------------------------------------------------------------
the within Security and all rights thereunder, and hereby
irrevocably constitutes and appoints
                                     ------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:
       -------------

Signature Guaranteed


-------------------------------------------------------------------------------
NOTICE: Signature(s) must be guaranteed by an eligible guarantor institution which is a member of a recognized signature guaranty program, i.e., Securities
                                                              - -
Transfer Agents Medallion (STAMP), Stock Exchange Medallion Program (SEMP) or New York Stock Exchange Medallion Signature Program (MSP), a member firm of the New York State Stock Exchange or a commercial bank or trust company.


-------------------------------------------------------------------------------
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.

                           OPTION TO ELECT REPAYMENT

TO:   MONSANTO COMPANY


            The undersigned Holder of this Security hereby irrevocably instructs the Company to repay this Security in accordance with the terms set forth in this Security. The instruction is being given in exercise of the Holder's option to require repayment of this Security on one or more Repayment Dates as specified in this Security.


Dated:
        ----------------------

Name and address of Holder:

----------------------------------------

----------------------------------------

----------------------------------------

            If only a portion of this Security is submitted for redemption, please indicate:

            1.    Principal Amount submitted for redemption: $------------.

            2. Amount and denomination of Securities representing principal amount of this Security not submitted for redemption to be issued:
Amount $------------- Denominations:  $---------- ($1,000 or an integral multiple thereof).